Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pinnacle Systems, Inc.:

The audits referred to in our report dated July 26, 2004, except as to note 15 which is as of August 25, 2004, and except for the reclassification of Steinberg Media Technologies GmbH as discontinued operations as described in notes 1 and 12, which are as of April 20, 2005, included the related financial statement schedule as of June 30, 2004 and for each of the years in the three-year period ended June 30, 2004, included in this current report on Form 8-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-89706, 333-2816, 333-25697, 333-16999, 333-34759, 333-74071, 333-75117, 333-75935, 333-85895, 333-30492, 333-35424, 333-40218, 333-42780, 333-51110, 333-81978, 333-102390, 333-107893, 333-107985, 333-118565 and 333-120990) on Forms S-8 and S-3 of Pinnacle Systems, Inc. of our report dated July 26, 2004, except as to note 15 which is as of August 25, 2004, and except for the reclassification of Steinberg Media Technologies GmbH as discontinued operations as described in notes 1 and 12, which are as of April 20, 2005, with respect to the consolidated balance sheets of Pinnacle Systems, Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2004, and the related schedule, which report appears in this current report on Form 8-K of Pinnacle Systems, Inc.

Our report refers to a change in accounting for goodwill and other intangible assets effective July 1, 2002.

/s/ KPMG LLP

Mountain View, California

April 20, 2005